UniTek Global Services, Inc. Reports Strong First Quarter Results and Reaffirms 2012 Guidance of $500 Million in Revenue and Adjusted EBITDA of $50 Million

First Quarter Revenue Increases 19% Year-over-Year to $108.2 Million

First Quarter Adjusted EBITDA (1) Increases 14% Year-over-Year to $7.0 Million

First Quarter Net Loss Increases $2 Million Year-over-Year Related to Management Changes

2012 Net Income After Certain Non-cash Adjustments (3) Projected to Exceed $0.72 Per Share

BLUE BELL, PA, May 9, 2012 — UniTek Global Services, Inc. (“UniTek” or the “Company”) (NASDAQ: UNTK), a premier provider of permanently outsourced infrastructure services to the telecommunications, broadband cable, wireless, two-way radio, transportation, public safety and satellite television industries, today announced financial results for the first quarter ended March 31, 2012, and provided financial guidance for the second quarter of 2012.

2012 First Quarter Financial and Recent Business Highlights

•	First quarter 2012 revenue grew 19% to $108.2 million, compared to $91.1 million in the first quarter of 2011.
•	First quarter 2012 adjusted EBITDA(1) increased by 14% to $7.0 million, compared to adjusted EBITDA(1) of $6.2 million in the first quarter of 2011.
•	Net loss increased to ($9.8) million in the first quarter of 2012, compared with ($7.9) million in the first quarter of 2011. Net loss for the first quarter of 2012 improved by more than $2.0 million year-over-year, after adjusting for $4.3 million of first quarter charges related to previously announced management changes.
•	12-month backlog(2) as of March 31, 2012 totaled $485.0 million, an increase of $20.0 million over 12-month backlog(2) as of December 31, 2011.
•	Continued backlog growth expected as a result of recent awards, including a 30% increase in awarded work under UniTek’s previously announced turf agreement with a major wireless carrier.
•	Reached agreement with Pinnacle Wireless on March 28, 2012, to limit the incremental shares to be issued in the equity component of the earn-out to 2.1 million. The balance of the previous equity earn-out due will be settled in cash for approximately $4.3 million during the second quarter of 2012.
•	Provides second quarter 2012 guidance of $115.0 million in revenue, representing 8.5% year-over-year growth and $12.0 million adjusted EBITDA(1), representing 20% year-over-year growth.
•	In May, completed a $20.0 million incremental financing under its existing term loan, which the Company will use to fund approximately $6.2 million in committed acquisition-related payments and create approximately $12.6 million in additional liquidity, net of transaction fees.

“During the first quarter, we continued to execute on our key growth initiatives, while meeting both revenue and adjusted EBITDA(1) guidance. We believe the Company remains well positioned to meet its full-year objectives while continuing to build its business for future growth,” said Ronald J. Lejman, Chief Financial Officer and Co-Manager of the Interim Office of the CEO of UniTek Global Services. “Our cable operations are currently on track for double-digit annual growth, as we grew this business 38% over the first quarter of last year. Our Engineering & Construction segment was also strong, delivering 41% revenue growth compared to the first quarter of last year. We continue to add 4G network development projects for multiple carriers, validating the decision to refocus our wireless business in the second half of 2011.”

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Mr. Lejman added, “We pride ourselves on our ability to deliver organic growth through efficient execution, regularly exceeding customer expectations. We continue to build our backlog while delivering double-digit annual revenue growth. This is a testament to the people, systems and processes we have developed to support our customers.”

Financial Results for the Three Months Ended March 31, 2012

Revenue increased 19% to $108.2 million for the quarter ended March 31, 2012, from $91.1 million in the quarter ended April 2, 2011. This increase in revenue was primarily from the revenue contribution of the Pinnacle Wireless acquisition and growth in the cable portion of the Fulfillment segment.

Adjusted EBITDA(1) increased 14% to $7.0 million for the quarter ended March 31, 2012, compared to $6.2 million for the first quarter of 2011. The year-over-year increase in adjusted EBITDA(1) was primarily related to higher volume and higher margins in the Engineering and Construction segment with the addition of Pinnacle Wireless and productivity improvements. These improvements were partially offset by higher selling, general and administrative costs (“SG&A”) compared to the prior year, primarily resulting from the addition of Pinnacle Wireless.

Net loss was ($9.8) million for the quarter ended March 31, 2012, compared with a net loss of ($7.9) million in the first quarter of 2011. The year-over-year increase in net loss was primarily the result of restructuring charges totaling $4.3 million related to the previously announced management changes. Net loss after certain non-cash adjustments(3) for the first quarter of 2012 was $(4.9) million, reflecting non-cash stock-based compensation of $2.1 million, non-cash interest expense of $0.3 million and non-cash amortization expense of $2.5 million.

UniTek’s 12-month backlog(2) totaled $485.0 million as of March 31, 2012, compared to $465.0 million as of December 31, 2011.

On May 3, 2012, the Company entered into an incremental term draw of $20.0 million under the accordion feature of its existing Term Loan Agreement. The interest rate, maturity date and terms of the Term Loan Agreement did not change. A portion of these funds will be used to pay $4.3 million due under the previously announced amendment to the Pinnacle Wireless acquisition agreement, a scheduled payment of $1.9 million due on a small first quarter acquisition in the Fulfillment segment and transaction fees. The remaining funds will be used to reduce the outstanding balance under the Company’s revolver, creating approximately $12.6 million of incremental liquidity for working capital and other cash obligations.

Fiscal 2012 and Second Quarter 2012 Guidance

Based on current expectations for growth in UniTek’s primary end markets, the Company is maintaining its expectations for full-year 2012 revenue of approximately $500.0 million, representing growth of 15.7% over 2011. Factoring in the same expectations, adjusted EBITDA(1) for 2012 is expected to be approximately $50.0 million, with earnings per share expected to be approximately $(0.14) and net income after certain non-cash adjustments(3) Projected to Exceed $0.72 Per Share. This $0.72 per share includes a charge of approximately $0.22 per share for income taxes, which will not be paid in 2012. Projected net loss for the year has increased from prior guidance, primarily due to higher interest costs related to the incremental term loan and incremental stock compensation costs related to a change in the vesting terms of Board RSU grants.

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For the second quarter of 2012, the Company currently expects revenue of approximately $115.0 million, with adjusted EBITDA(1) of approximately $12.0 million and a net loss per share of approximately $(0.02).

Mr. Lejman added, “In the first quarter, we continued building upon the solid foundation for growth that was put into place in 2011. We believe this strong start to the year has UniTek well positioned to achieve our broader strategic, operational and financial goals for 2012 and to attain even greater success in the years to come. Our industry-leading technology platform, reputation as a value-added partner and recently improved financial liquidity provide UniTek with the tools needed to execute on our strategic vision. We are confident in our ability to capitalize on the expansion opportunities in our core markets to continue growing our business.”

Summary of 2012 Estimated Results (In thousands):

	Three Months Ending June 30, 2012	Year Ending December 31, 2012
	Estimate	Estimate
Revenue	$115,000	$500,000
Adjusted EBITDA (1)	12,000	50,000
Net income (loss)	(325)	(2,575)
Net income (loss) after certain non-cash adjustments (3)	$3,550	$13,100

Note: See accompanying tables for reconciliation of Net income (loss) to Net income (loss) after certain non-cash adjustments and Adjusted EBITDA.

Conference Call

Management will host a conference call to review the Company’s financial results at 8:30 a.m. Eastern time, on Thursday, May 10, 2012. Interested parties may access the call by calling 1-877-810-3370 from within the United States, or 1-914-495-8521 if calling internationally and requesting conference call 77076493. Please dial-in approximately five minutes prior to the start of the call. A replay will be available through May 24, 2012 and can be accessed by dialing 1-800-585-8367 (US), or 1-404-537-3406 (international), and entering access ID number 77076493.

The call will be also be available as a live, listen-only webcast under the "Events and Presentations" page on the "Investor Relations" Section of the Company's website at http://ir.unitekglobalservices.com/events.cfm. Following the live event, an online archive will be available for 90 days.

About UniTek Global Services

UniTek Global Services is a provider of engineering, construction management and installation fulfillment services to companies specializing in the telecommunications, broadband cable, wireless, two-way radio, transportation, public safety and satellite industries. UniTek has created a scalable operating platform, enabling each UniTek subsidiary to deliver quality services to its Fortune 200 customers. UniTek, based in Blue Bell, PA, utilizes a diverse workforce of approximately 6,400 deployed in 102 locations in the United States and Canada www.unitekgs.com.

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Forward-Looking Statements

The statements in this press release that are not historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts, including but not limited to statements regarding the impact of changes in the Company's revenue mix, the Company's expected backlog completion, the expected completion of acquisitions and financing arrangements and the Company's expectations for its business units in fiscal year 2012. These statements are subject to uncertainties and risks including, but not limited to, operating performance, general financial, economic, and political conditions affecting the Company's business and its target industries, the ability of the Company to perform its obligations under its contracts and agreements with customers and other risks contained in reports filed by the Company with the Securities and Exchange Commission, including in our Form 10-K for the year ended December 31, 2011. The words "may," "could," "should," "would," "believe," "are confident," "anticipate," "estimate," "expect," "intend," "plan," and similar expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward looking statement, whether written or oral, which may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Footnotes:

(1) Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is a key indicator used by our management to evaluate operating performance of the Company. While the adjusted EBITDA is not intended to replace any presentation included in these consolidated financial statements under generally accepted accounting principles (GAAP) and should not be considered an alternative to operating performance, we believe this measure is useful to investors in assessing our performance with other companies in our industry. This calculation may differ in method of calculation from similarly titled measures used by other companies.

(2) Our 12-month backlog consists of uncompleted portions of services to be performed under job-specific contracts and the estimated value of future services that we expect to provide under master service agreements and other long-term contracts. Many of our contracts are multi-year agreements. We include in our backlog the amount of services projected to be performed over the terms of the contracts, where applicable, or based on our historical experience with customers and our experience in procurements of this type.

(3) Net income (loss) after certain non-cash adjustments is a key indicator used by our management to evaluate operating performance of the Company.  While the net income (loss) after certain non-cash adjustments is not intended to replace any presentation included in the consolidated financial statements under generally accepted accounting principles, or GAAP, and should not be considered an alternative to operating performance, we believe this measure is useful to investors in assessing our performance in comparison with other companies in our industry.  Specifically, (i) non-cash compensation expense may vary due to factors influencing the estimated fair value of performance based rewards, estimated forfeiture rates and amounts granted, (ii) non-cash interest expense varies depending on the timing of amendments to our debt and changes to the debt structure and (iii) amortization of intangible assets is impacted by the Company’s acquisition strategy and timing of acquisitions.

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Contact Information

The Piacente Group | Investor Relations

Lee Roth

(212) 481-2050

unitek@tpg-ir.com

Tables follow:

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UNITEK GLOBAL SERVICES, INC.

 CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

 (Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2012	April 2, 2011

Revenues	$108,227	$91,084
Costs of revenues	90,263	76,554
Gross profit	17,964	14,530

Selling, general and administrative expenses	13,059	10,868
Change in fair value of contingent consideration	(324)	-
Restructuring charges	4,288	-
Depreciation and amortization	6,957	6,330
Operating loss	(6,016)	(2,668)

Interest expense	3,022	4,473
Other income, net	(229)	(29)
Loss from continuing operations before income taxes	(8,809)	(7,112)
Income tax expense	675	512
Loss from continuing operations	(9,484)	(7,624)

Loss from discontinued operations	(345)	(251)
Net loss	$(9,829)	$(7,875)

Net loss per share – basic and diluted:
Continuing operations	$(0.57)	$(0.50)
Discontinued operations	(0.02)	(0.02)
Net loss	$(0.59)	$(0.52)

Weighted average shares of common stock outstanding:
Basic and diluted	16,545	15,154

Comprehensive income (loss)	$(9,788)	$(7,815)

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UNITEK GLOBAL SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

 (Amounts in thousands)

	(Unaudited) March 31, 2012	December 31, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,054	$95
Restricted cash	68	68
Accounts receivable and unbilled revenue, net of allowances	90,427	91,533
Inventories	9,711	10,985
Prepaid expenses and other current assets	3,772	3,299
Total current assets	109,032	105,980
Property and equipment, net	38,733	39,022
Amortizable customer relationships, net	28,163	29,783
Other amortizable intangible assets, net	4,440	4,635
Goodwill	165,870	163,797
Deferred tax assets, net	848	568
Other assets	5,104	5,095
Total assets	$352,190	$348,880

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$26,441	$33,367
Accrued liabilities	33,401	32,597
Current portion of contingent consideration	20,025	26,958
Current portion of long-term debt	1,000	1,000
Current income taxes	119	904
Current portion of capital lease obligations	9,862	9,631
Other current liabilities	535	518
Total current liabilities	91,383	104,975

Long-term debt, net of current portion	129,563	111,217
Long-term capital lease obligations, net of current portion	14,812	16,283
Deferred income taxes	6,493	5,511
Other long-term liabilities	1,553	1,664
Total liabilities	243,804	239,650

STOCKHOLDERS' EQUITY
Preferred Stock	-	-
Common Stock	-	-
Additional paid-in capital	258,690	249,745
Accumulated other comprehensive income	59	18
Accumulated deficit	(150,363)	(140,553)
Total stockholders' equity	108,386	109,230
Total liabilities and stockholders' equity	$352,190	$348,880

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UNITEK GLOBAL SERVICES, INC.

RECONCILIATIONS OF NET LOSS TO ADJUSTED EBITDA

(Amounts in thousands)

(unaudited)

	Three Months Ended
	March 31, 2012	April 2, 2011

Adjusted EBITDA reconciliation:
Net loss	$(9,829)	$(7,875)
Non-cash stock based compensation	2,065	2,511
Non-cash interest expense	326	1,390
Non-cash amortization	2,509	2,807
Net income (loss) after certain non-cash adjustments	$(4,929)	$(1,167)

Loss from discontinued operations	345	251
Income tax expense	675	512
Cash interest expense	2,696	3,083
Depreciation	4,448	3,523
Restructuring charges(1)	4,288	-
Change in fair value of contingent consideration	(324)	-
Transaction costs	67	-
Other income	(229)	(29)
Adjusted EBITDA	$7,037	$6,173

(1)	Represents expenses associated with the senior management changes made in three months ended March 31, 2012.

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UNITEK GLOBAL SERVICES, INC.

RECONCILIATIONS OF PROJECTED NET LOSS TO PROJECTED ADJUSTED EBITDA

(Amounts in thousands)

(unaudited)

	Three Months Ending June 30, 2012	Year Ending December 31, 2012
	Estimate	Estimate

Revenue	$115,000	$500,000

Adjusted EBITDA reconciliation:
Net loss	$(325)	$(2,575)
Non-cash stock based compensation	700	2,547
Acceleration of non-cash stock compensation	400	2,028
Non-cash interest expense	300	1,200
Non-cash amortization	2,475	9,900
Net income after certain non-cash adjustments	$3,550	$13,100
Income tax expense	1,000	3,900
Cash interest expense	2,900	11,750
Restructuring expense	550	5,500
Depreciation	4,250	16,500
Other (1)	(250)	(750)
Adjusted EBITDA	$12,000	$50,000

Earnings per share:
Net loss per share	$(0.02)	($0.14)
Net income after certain non-cash adjustments per share	$0.19	$0.72

Weighted average shares of common stock outstanding	18,661	18,217

(1)	Other includes the net of discontinued operations, change in fair value of contingent consideration, transaction costs and other income.

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